Exhibit 10.4

Part I

SHIP MANAGEMENT AGREEMENT

1.	Date of Agreement

November , 2007

2.	Owners (name, place of registered office and law of registry) (Cl. 1)

Name
OSG America L.P. and the Owners of the Managed Vessels (as indicated below)

Place of registered office
c/o OSG America LLC, Two Harbour Place, 302 Knights Run Avenue, Tampa FL 33602

Law of registry
United States

3.	Managers (name, place of registered office and law of registry) (Cl. 1)

Name
OSG Ship Management, Inc.

Place of registered office
Two Harbour Place, 302 Knights Run Avenue, Tampa FL 33602

Law of registry
United States

4.	Day and year of commencement of Agreement (Cl. 2)

See Clause 20

5.	Crew management (state “yes” or “no” as agreed) (Cl. 3.1)

Yes

6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2)

Yes

7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3)

Yes

8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4)

Yes

9.	Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5)

Yes

10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6)

No

11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7)

Yes

12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8)

Yes

13.	Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i))

The duration of this Agreement until terminated pursuant to Clauses 17 and 20.

14.	Owners’ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3)

See Cl. 6.3(ii)

15.	Annual Management Fee (state annual amount (Cl. 8.1)

See Clause 30

16.	Severance Costs (state maximum amount) (Cl. 8.4(ii))

See Cl. 8.3

17.	Day and year of termination of Agreement (Cl. 17)

See Clauses 17 and 20

18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of abritration must be stated) (Cl. 19)

See Clause 18

19.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners (Cl. 20)

OSG America L.P.
c/o OSG America LLC
Two Harbour Place
302 Knights Run Avenue
Tampa FL 33602

20.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)

OSG Ship Management, Inc.
Two Harbour Place
302 Knights Run Avenue
Tampa FL 33602

Signature(s) (Owners)	Signature(s) (Managers)

ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT – CODE NAME: “SHIPMAN 98”

Date of Agreement
November             , 2007

Name of Vessels (s):

Particulars of Vessels(s):

ANNEX “B” (DETAILS OF CREW) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT – CODE NAME: “SHIPMAN 98”

Date of Agreement
November             , 2007

Details of Crew:

Numbers	Rank	Nationality

ANNEX “C” (BUDGET) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT – CODE NAME: “SHIPMAN 98”

Date of Agreement
November             , 2007

Managers’ Budget for the first year with effect from the Commencement Date of this Agreement:

ANNEX “D” (ASSOCIATED VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT – CODE NAME: “SHIPMAN 98”

NOTE:  PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.

Date of Agreement
November             , 2007

Details of Associated Vessels:

PART II

Ship Management Agreement

1.                Definitions

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

“Operating Costs” means all costs incurred in providing provisions and crew (including crew support costs, as defined below), commercial and technical management for the Vessels, as more fully described in Clause 3, and the cost of insuring Vessels, as more fully described in Clauses 3 and 6.

“Owners” means the parties identified in Box 2.

“Managers” means the party identified in Box 3.

“Vessel” or “Vessels” means each of the vessels, singularly or collectively, as the case may be, identified in Exhibit A hereto, which may, from time to time, be amended (see Clauses 17.3 and 24).

 “Crew” means the Master, officers and ratings of the Vessels.

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews.

“Severance Costs” means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any employment contract for service on the Vessel.

 ”Crew Insurances” means insurances against crew risks which shall include but not be limited to death, sickness, repatriation, injury, shipwreck unemployment indemnity and loss of personal effects.

“Management Services” means the services specified in subclauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organization (IMO) by resolution A.741(18) or any subsequent amendment thereto.

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 or any subsequent amendment thereto.

2.                Appointment of Managers

With effect from the day and year provided in Clause 20 and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessels.

3.                Basis of Agreement

Subject to the terms and conditions herein provided, during the period of this Agreement, the Managers shall carry out Management Services (as defined in Clause 3) in respect of the Vessels as agents for and on behalf of the Owners.  The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.

3.1     Crew Management

(only applicable if agreed according to Box 5)

The Managers shall provide suitably qualified Crew for the Vessels in accordance with the STCW 95 requirements, provision of which includes but is not limited to the following functions:

(i)                                                           selecting and engaging each Vessel’s Crew, including payroll arrangements, pension administration, severance costs and Crew insurances other than those mentioned in Clause 6;

(ii)                                                        ensuring that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew and employment regulations including Crew’s tax, social insurance, discipline and other requirements;

(iii)                                                     ensuring that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate flag State requirements.  In the absence of applicable flag State requirements the medical certificate shall be dated not more than three months prior to the respective Crew members leaving their country of domicile and maintained for the duration of their service on board the Vessel;

(iv)                                                    ensuring that the Crew shall have a command of the English language of a sufficient standard to enable them to perform their duties safely;

(v)                                                       arranging transportation and, when necessary, meals and lodging of the Crew, including repatriation;

(vi)                                                    training of the Crew and supervising their efficiency;

(vii)                                                 conducting union negotiations and maintaining complete records of all labor agreements entered into between the Owners and the Crew;

(viii)                                              operating the Managers’ drug and alcohol policy unless otherwise agreed; and

(ix)                                                      maintaining all administrative, training and financial records relating to the Crew, as required by law, labor agreements and prudent management practices.

3.2     Technical Management

(only applicable if agreed according to Box 6)

The Managers shall provide technical management which includes, but is not limited to, the following functions:

(i)                                                           provision of competent personnel to supervise the maintenance and general efficiency of the Vessels;

(ii)                                                        arrangement and supervision of dry dockings, repairs, alterations and the upkeep of the Vessels in conformity with prudent management practices and standards.  The Managers shall be entitled to incur the necessary expenditure to ensure that the Vessels will comply with the law of the flag of each Vessel and of the places where she trades, and all requirements and recommendations of the classification society;

(iii)                                                     arrangement of the supply of necessary stores, spares, fresh water, lubricating oil and greases.  The level and time of the supply of such items shall be based on that which a prudent owner of a vessel of the age and characteristics of the Vessel (including but not limited to its operating history, planned maintenance and known wear and tear) would arrange so as to minimize off-hire time and to undertake such maintenance as may safely be carried out at sea by the crew;

(iv)                                                    appointment of surveyors and technical consultants and service engineers as the Managers may consider from time to time to be necessary;

(v)                                                       development, implementation and maintenance of a Safety Management System (SMS) in accordance with the ISM Code (see subclause 4.2  and 5.3);

(vi)                                                    ensuring that the Vessels receive at least two visits per year from one of the Managers’ technical superintendents;

(vii)                                                 arrangement of oil company vettings so as to comply with the Owner’s obligations under any charters of the Vessels; and

(viii)                                             provide oil pollution incident and marine casualty response planning and management services, as detailed in Clause 29.

3.3                   Commercial Management

(only applicable if agreed according to Box 7)

The Managers shall provide the commercial operation of the Vessels, which includes, but is not limited to, the following functions:

(i)                                                             providing chartering services which include, but are not limited to, seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel.  If such a contract exceeds the period stated in Box 13, consent thereto in writing shall first be obtained from the Owners.

(ii)                                                          arranging of the proper payment to Owners or their nominees of all hire and/or freight revenues or other moneys of whatsoever nature to which Owners may be entitled arising out of the employment of or otherwise in connection with the Vessels.

(iii)                                                       providing voyage estimates and accounts and calculating of hire, freights, demurrage and/or despatch moneys due from or due to the charterers of the Vessels;

(iv)                                                      invoicing hire, freight, demurrage and other accounts or debts due from the Vessels’ charterers, arranging for payment of accounts due Vessels’ charterers and otherwise settling all accounts as between the Owners and the Vessels’ charterers;

(v)                                                         issuing of voyage instructions;

(vi)                                                      arranging for the appointment of Vessel agents in each load and discharge port to arrange for necessary Vessel services, including, without limitation, arrangements for port entrance and clearance, pilots, consular approvals, tugs, canal transits, the payment of port-related disbursements and generally looking after and protecting the Owners’ interests in such port;

(vii)                                                   appointing stevedores; preparing, issuing or causing to be issued, to shippers, cargo receipts and/or bills of lading; and

(viii)                                                arranging surveys associated with the commercial operation of the Vessels.

3.4     Insurance Arrangements

(only applicable if agreed according to Box 8)

The Managers shall arrange insurances in accordance with Clause 6, subject to the following:

Throughout the term of this Agreement, the Managers shall secure coverage for the Owners’ Insurances (as defined in Clause 6.1) for the Vessels at the Owners’ expense through the Managers’ insurance program on coverage amounts (except for hull and machinery insurance in which is subject to Clause 6.6 of this Agreement), terms and conditions that the Managers shall determine.  The Managers shall obtain insurance coverage for the Vessels through the Managers’ insurance program that is in accordance with the best practice of prudent managers of vessels of a similar type to the Vessels, with first class insurance companies, underwriters or associations.

The Managers shall arrange for the Owners’ Insurances to be in place as of the effective date of this Agreement and shall maintain the insurance cover existing immediately prior to such effective date at least until the discharge of the cargo from its then current voyage.

3.5    Accounting Services

(only applicable if agreed according to Box 9)

The Managers shall:

 (i)                                                          establish an accounting system which conforms with prudent vessel management practices and standards and provide regular accounting services, supply regular reports and records.

(ii)                                                          maintain the records of all costs and expenditures incurred as well as data necessary or proper for the settlement of accounts between the parties.

3.6     Sale or Purchase of the Vessel

(only applicable if agreed according to Box 10)

N/A.

3.7     Provisions

(only applicable if agreed according to Box 11)

The Managers shall arrange for the supply of provisions.

3.8     Bunkering

 (only applicable if agreed according to Box 12)

The Managers shall arrange for the provision of bunker fuel of the quality required for the Vessel’s trade and which is consistent with prudent vessel management practices.

4.                Managers’ Obligations

4.1     The Managers undertake to use their best endeavours to provide the agreed Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice customary in the trade and at least equivalent to the standards followed with respect to other vessels for which the Managers provide management services, if any, and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder.  Provided, however, that the Managers in the performance of their management responsibilities under this Agreement shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

4.2     Where the Managers are providing Technical Management in accordance with sub-clause 3.2, they shall procure that the requirements of the law of the flag of the Vessel are satisfied and they shall in particular be deemed to be the “Company” as defined by the ISM Code, assuming the responsibility for the operation of the Vessels and taking over the duties and responsibilities imposed by the ISM Code when applicable.

4.3     The Managers shall maintain records of technical matters relating to the Vessels including maintenance, repairs and equipment replacement (“Technical Vessel Matters”).   Three months after commencement of the Management Services, and quarterly thereafter, the Managers shall issue a report to the Owners providing a summary of the Technical Vessel Matters carried out in the previous quarter.

5.                Owners’ Obligations

5.1     The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement.

6.                Insurance Policies

For so long as the Managers continue to place the Owners’ Insurances (as defined below) on behalf of the Owners in accordance with Clause 3.4 of this Agreement, the Managers shall procure that:

6.1     at the Owners’ expense, each of the Vessels is insured for not less than her sound market value or entered for her full gross tonnage, as the case may be for:

(i)                                                           usual hull and machinery marine risks (including crew negligence) and excess liabilities;

(ii)                                                        protection and indemnity risks (including pollution risks and Crew Insurances); and

(iii)                                                     war risks (including protection and indemnity and crew risks) in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with first class insurance companies, underwriters or associations (collectively, as described in Clause 6.1(i), (ii) and (iii), the “Owners’ Insurances”);

6.2     all premiums and calls on the Owners’ Insurances are paid by their due date at Owners’ expense.   The Owners shall be responsible and liable for, and shall promptly pay the deductible of any insurance claim relating to or arising out of the operation or management of the Vessels.  The Owners shall be responsible and liable for the allocated cost of any broker’s fee paid by the Managers as determined by the Managers on a fair and equitable basis.

6.3     the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party designated by the Managers as a joint assured, with full cover, with the Owners obtaining cover in respect of each of the Owners’ Insurances specified in sub-clause 6.1:

(i)                                                           If reasonably obtainable, on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners’ Insurances; or

Indicate alternative (i), (ii) or (iii) in Box 14.  If Box 14 is left blank then (i) applies.

6.4     written evidence is provided, to the reasonable satisfaction of the Owners, of the Managers’ compliance with their obligations under Clause 6  within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

6.5     loss of hire insurance is maintained in accordance with Clause 27.

6.6     the Managers shall obtain a certificate of financial responsibility in accordance with the terms of any charter, and any costs relating to such certificate shall be for the Owners’ account.

7.                Income Collected and Expenses Paid on Behalf of Owners

7.1     All moneys collected by the Managers under the terms of this Agreement (other than moneys payable by the Owners to the Managers) and any interest thereon shall be held to the credit of the Owners in a separate bank account.

7.2     All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 8 ) may be debited against the Owners in the account referred to under sub-clause 7.1  but shall in any event remain payable by the Owners to the Managers on demand.

8.                Termination Payments

8.1     In the event of the appointment of the Managers being terminated by the Owners or the Managers in accordance with the provisions of Clauses 17 and 20 other than by reason of default by the Managers, or if the Vessels are lost, sold or otherwise disposed of, all other expenses which became due and payable to the Managers through the date of termination, including all severance costs, shall be immediately due and payable.

9.                Budgets and Management of Funds

9.1     The Managers shall prepare annually a Budget estimating the annual Operating Costs for the following twelve months.  Such budget shall include the estimated cost of anticipated drydockings schedule to be performed on the Vessels during the particular year covered by the Budget.  The budget for the first year hereof is set out in Annex “C” hereto.  Subsequent annual budgets shall be prepared by the Managers not less than three months before the anniversary date of the commencement of this Agreement (see Clause 2 and Box 4).

9.2     Following its preparation of the budget, the Managers shall prepare their estimate of the working capital requirement of the Vessels and the Managers shall each month up-date this estimate.  Based thereon, the Managers shall each month request the Owners in writing for the funds required to operate the Vessels for the ensuing month and payment of any occasional or extraordinary item of expenditure, as described in Clauses 25, 26 and 28, additional insurance premiums, bunkers or provisions or any other unbudgeted Operating Cost reasonably or necessarily incurred by the Managers in the operation of the Vessels.  Such funds shall be received by the Managers within ten running days after the receipt by the Owners of the Managers’ written request and shall be held to the credit of the Managers in a separate bank account.  As provided in Clause 7.2, the Managers may debit all expenses incurred by the Managers under this Agreement against this account.

9.3     The Managers shall produce a comparison between budgeted and actual income and expenditure of the Vessels monthly or at such other intervals as determined by the Managers.

9.4     The Managers shall, at no extra cost to the Owners, provide their own office accommodations, office staff, facilities and stationery.

9.5     All discounts and commissions obtained by the Managers in the course of the management of the Vessels shall be credited to the Owners.

9.6     Notwithstanding anything contained herein to the contrary, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

10.         Managers Right to Sub-Contract

The Managers shall have the right to sub-contract any of their obligations hereunder and may (i) freely assign any obligations hereunder to any affiliate of the Managers at any time and (ii) utilize the services of third parties to fulfill the Managers’ obligations hereunder.  In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement.

11.          Responsibilities

11.1   Force Majeure - Neither the Owners nor the Managers shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.

11.2   Liability to Owners - (i) Without prejudice to sub-clause 11.1, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessels) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the gross negligence or wilful default of the Managers or their employees, or agents or sub-contractors employed by them in connection with the Vessels, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result)  the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed $50,000.

(ii)  Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any of the actions of the Crew, even if such actions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under sub-clause 3.1, in which case their liability shall be limited in accordance with the terms of this Clause 11.   The Managers shall not, under any circumstances be liable for any losses, costs, claims, liabilities and expenses which the Owners may sustain as a consequence of such pre-existing or latent defects in the Vessels, their systems, equipment and machinery.

11.3   Indemnity - Except to the extent and solely for the amount therein set out that the Managers would be liable under sub-clause 11.2 , the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the Agreement, including, without limitation, all actions, proceedings, claims, demands or liabilities brought under or relating to the U.S. Oil Pollution Act. CERCLA and any other environmental or pollution liability or compensation laws, regulations or conventions of any jurisdiction, and against and in respect of all costs, losses, damages and expenses (including legal costs and expenses on a full indemnit y basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

11.4   The Owners further undertake to indemnify the Managers, their employees, agents and sub-contractors against all taxes, imposts, fines and duties levied by any government as a result of the Vessels’ operations, regardless of whether such taxes, imposts, fines and duties are levied on the Vessels, the Owners or the Managers.  Such indemnity shall not apply to taxes imposed on amounts paid to the Managers as consideration for the Management Services it shall provide under the terms of this Agreement.

11.5    The provisions and undertakings of this Clause 11 shall remain in force notwithstanding the termination of this Agreement pursuant to Clauses 17 and 20.

11.6   ”Himalaya” - It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 11, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 11 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

12.          Documentation

Where the Managers are providing Technical Management in accordance with sub-clause 3.2 and/or Crew Management in accordance with sub-clause 3.1, they shall maintain all documentation and records related to the Safety Management System (SMS) and/or the Crew which the Owners need in order to demonstrate compliance with the ISM Code and STCW 95 or to defend a claim against a third party.  The Owners shall make available, upon the Managers’ request, all information, documentation and records required under any flag state law, regulation or international convention and to inform the Managers of any changes to those of the Owner’s details that are required in the Vessels’ continuous synopsis record for the purposes of the ISPS Code.

13.         General Administration

13.1   The Managers shall handle and settle all first-party and third-party claims arising out of the operation of the Vessels as provided hereunder including the settlement of any claims relating to general average or total constructive loss.

13.2   The Managers shall bring or defend and negotiate settlement of actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement.

13.3   The Managers shall appoint average adjusters and arrange for assistance in preparing average accounts, taking security for cargo’s and freights proportion of average.  The Managers shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessels and shall arrange for the provision of any necessary guarantee bond or other security.

13.4   Any costs reasonably incurred by the Managers in carrying out their obligations according to Clause 13 shall be reimbursed by the Owners.

13.5   The Managers are authorized to receive sums payable by third parties to the Owners, including, but not limited to the proceeds of insurance, the settlement of claims and under any legal proceedings or arbitrations or any settlement of claims.  Where the event(s) which form the subject of such claims have caused the Managers expense under this Agreement, the Managers are entitled to retain all or part of such settlements equal to the amount expended by the Managers.

14.         Auditing

The Managers shall at all times maintain and keep true and correct accounts and shall make the same available for inspection and auditing by the Owners at such times as may be mutually agreed.  On the termination, for whatever reasons, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all such accounts and all documents specifically relating to the Vessels and their operation.

15.         Compliance with Laws and Regulations

The Managers will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Vessels’ flag, or of the places where they trade.

16.         Duration of the Agreement

This Agreement shall come into effect in accordance with Clause 2 and terminate in accordance with Clauses 17 and 20.

17.          Termination

17.1   Owners’ default

(i)                                                           The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys payable by the Owners under this Agreement shall not have been received in the Managers’ nominated account within ten running days of receipt by the Owners of the Managers’ written request or if the Vessel is repossessed by the Mortgagees.

(ii)                                                        If the Owners: proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible.  In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing.

17.2     Managers’ Default

If the Managers fail to meet their obligations under Clauses 3 and 4 of this Agreement for any reason within the control of the Managers, the Owners may give notice to the Managers of the default, requiring them to remedy it as soon as practically possible.  In the event that the Managers fail to remedy it within a reasonable time to the satisfaction of the Owners, the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing.

17.3     Extraordinary Termination

This Agreement shall be deemed to be terminated with respect to any particular Vessel that is sold or which becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned.  Any such Vessel shall be deemed striken from Exhibit A, as of the date and time of its sale or loss.

17.4     For the purpose of sub-clause 8.3 hereof

(i)                                                           the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as Owners of the Vessel;

(ii)                                                        the Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, comprised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

17.5     This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

17.6     The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

18.         Law and Arbitration

18.1     This Agreement shall be governed and construed in accordance with Title 9 of the United States Code, the General Maritime Law of the United States, and to the extent such laws are not applicable, the laws of the State of New York, without reference to its conflicts of laws principles. Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in New York in accordance with the rules of the Society of Maritime Arbitrators, Inc., New York (SMA).  Any award of the arbitrator(s) shall be final and binding and not subject to appeal.

19.         Notices

19.1     Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

19.2     The address of the Parties for service of such communication shall be as stated in Boxes 19 and 20, respectively.

ADDITIONAL CLAUSES TO

SHIP MANAGEMENT AGREEMENT

TABLE OF CONTENTS

20.	DURATION AND TERMINATION	1
21.	COMMUNICATIONS	1
22.	ASSIGNMENT CLAUSE	1
23.	THIRD PARTY RIGHTS	1
24.	AMENDMENT OF LIST OF MANAGED VESSELS	1
25.	CHANGES AND/OR IMPROVEMENT NECESSARY FOR THE OPERATION OF THE VESSEL OR IMPOSED BY LEGISLATION, CLASS OR VETTING APPROVALS	1
26.	REIMBURSEMENT OF UNANTICIPATED REPAIR COSTS	2
27.	LOSS OF HIRE INSURANCE	2
28.	ISPS CODE	2
29.	CASUALTY PLANNING AND MANAGEMENT	2
30.	MANAGEMENT FEE	3
31.	MISCELLANEOUS	3

20.         DURATION AND TERMINATION

The term of this Agreement shall begin upon execution of the Protocol of Acceptance of Delivery and Commencement of Ship Management Services (Exhibit B hereto) and shall continue in force for a period of 5 years from the date of execution of said Protocol, unless terminated earlier in accordance with Clause 17 of this Agreement; provided, however, that (i) the Managers shall have the right to terminate this Agreement upon 90 days’ prior written notice to the Owners following the second anniversary of the date of this Agreement and (ii) the Owners shall have the right to terminate this Agreement upon 90 days’ prior written notice to the Managers at any time.

21.         COMMUNICATIONS

All communications under this Agreement shall be in the English language.

22.         ASSIGNMENT CLAUSE

The Owners may, upon giving notice to the Managers, assign all of their rights under this Agreement to any mortgagee of the Vessel provided that such assignment shall not otherwise prejudice any of the rights of the Managers under this Agreement.  The Managers shall acknowledge any assignment that complies with this Clause in such form as the mortgagee may reasonably request.

23.         THIRD PARTY RIGHTS

Except as stated in this Clause, the parties to this Agreement do not intend that any of the terms will be enforceable by any person not a party to it.  This Clause shall not apply to companies in the same corporate groups as either the Owners or the Managers or to crew or to employees, subcontractors and agents of the Managers to whom Clause 11.6 “Himalaya” would apply but for this Clause.

24.         AMENDMENT OF LIST OF MANAGED VESSELS

The Vessels for which the Managers shall provide Management Services, as defined in Clause 1, shall be identified in Exhibit A.  It is understood that as the composition of the Owners’ fleet changes, it shall, from time to time, be necessary to add vessels to, or delete vessels from, Exhibit A.  Either party to this Agreement may initiate such amendments to Exhibit A by serving written notice thereof on the other party.  Such amendments shall become effective as of the date of the other party’s written acceptance of the proposed amendment.  As provided in Clause 17.3, any vessel sold or otherwise lost shall be deemed stricken from Exhibit A, as of the date and time of its sale or loss.

25.          CHANGES AND/OR IMPROVEMENT NECESSARY FOR THE OPERATION OF THE VESSEL OR IMPOSED BY LEGISLATION, CLASS OR VETTING APPROVALS

In the event that any improvement, structural change or the installation or modification of equipment is imposed by (a) compulsory legislation or regulations, (b) class rules or (c) an oil company whose vetting approval is required pursuant to any charter under which the Vessels are operating, the Managers shall, at the expense of the Owners effect such improvement, structural change or equipment installation or modification.  The Owners shall reimburse the Managers for all costs arising under this Clause as provided in Clause 9.

Any change, improvement or installation made pursuant to this Clause 25 (other than any change or improvement to, or installation of, equipment that belongs to the Managers or a third party) shall be the property of Owners.

26.         REIMBURSEMENT OF UNANTICIPATED REPAIR COSTS

In the event any extraordinary, emergency or otherwise unanticipated repairs to the Vessel are required to be made which are not included in the budgeting process described in Clause 9 and which are not fully covered by hull and machinery insurance or warranty, the cost attributable to such repairs, in excess of such insurance coverage and deductibles, which may occur at a subsequent regularly scheduled drydocking or otherwise (in excess of any applicable insurance or warranty payments) shall be for the account of the Owners and shall be reimbursed to the Managers as provided in Clauses 7 and 9.

27.         LOSS OF HIRE INSURANCE

The Managers shall procure, at the Owners’ expense, loss of hire insurance on behalf of Owners on terms and conditions subject to the availability of such coverage on commercially reasonable terms.  The Managers shall not be responsible for any deductible payments with respect to such loss of hire insurance.  The Managers shall arrange for loss of hire insurance, with deductible periods, daily indemnity amounts and maximum coverages that are in conformity with prudent vessel management practices, to be in place as of the effective date of this Agreement.

28.         ISPS CODE

The Managers shall perform the duties of the “Company” as required by the ISPS Code.  The Managers shall also perform the Owners’ obligations and benefit from the Owners’ rights under the BIMCO ISPS Code Time Charter Party Clause in any charterparty under which the Vessels may be operating during the term of this Agreement.  The Managers shall be entitled to retain any sums received or recovered from Charterers or from any other party in relation to ISPS Code actions and duties.  If the Managers incur expenditures as a result of complying with the ISPS Code or making prudent security precautions that are not recoverable from charterers pursuant to the BIMCO ISPS Code Time Charter Party Clause, the Owners shall indemnify the Managers for such expenditures, pursuant to Clause 9, as invoiced to the Owners with full supporting documentation.

29.         CASUALTY PLANNING AND MANAGEMENT

A.                                   The Managers shall provide for the preparation and submission to relevant authorities, and ensure timely approval by said authorities, of the following oil pollution incident response plans:

(1)               A Shipboard Oil Pollution Emergency Plan (“SOPEP”), pursuant to Regulation 26 of Annex I of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978, as amended (“MARPOL 73/78”); and

(2)               A Vessel Response Plan (“VRP”), pursuant to the U.S. Oil Pollution Act of 1990 (“OPA”) and implementing regulations published at 33 C.F.R. Part 155.

B.                                     The Managers shall provide training for the Vessels’ Crews to instruct cognizant individuals of their duties and responsibilities under the VRP, as required by OPA and 33

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C.F.R. § 155.1055, and shall conduct periodic exercises of the VRP, as required by OPA and 33 C.F.R. § 155.1060.

C.                                     The Managers shall maintain all records and other documentation, relating to oil pollution incident emergency response planning, as may be required by MARPOL 73/78 and OPA, and its implementing regulations (33 C.F.R. Part 155, Subpart D).

D.                                    In the event of an oil pollution incident involving one of the Vessels, the Managers shall ensure that timely notice of the incident is given, on its own behalf and on behalf of the Owners, to relevant authorities, as may be required by MARPOL 73/78 and OPA.  The Managers shall also ensure timely activation and efficient management of the Vessel’s VRP and/or SOPEP upon the occurrence of any such oil pollution incident.

E.                                      The Managers are expressly authorized to act as agents for the Owners to enter into arrangements, by contract or otherwise, with third-party contractors, consultants and other providers, to ensure the availability of the services called for in the VRP, SOPEP or which might from time to time be necessary to comply with the provisions of OPA, MARPOL 73/78 or any other Federal, State or International environmental requirement.

30.         MANAGEMENT FEE

In addition to its obligations, under Clauses 9 and 26, to reimburse the Managers for all the anticipated and unanticipated costs of managing the Vessels under this Agreement, the Owners shall also pay a management fee to the Managers for the Management Services.  The Management Fee, payable monthly in advance based upon the actual number of days in the applicable month, shall be equal to four percent of the total monthly payroll cost of all the crew who serve on board the Vessels.  The Management Fee shall be included in the annual estimated budgeting process described in Clause 9 and shall be paid to the Managers as provided in Clause 7.2.

31.         MISCELLANEOUS

A.              The Owners and the Managers severally agree to perform or cause to be performed such action, and to execute, deliver or furnish or to cause to be executed, delivered or furnished, all such further assurances, certificates, opinions and other documents necessary or proper to carry out this Agreement.

B.                No change in, or modification of, this Agreement shall be effective unless reduced to writing and signed by the Owners and the Managers.

C.                The invalidity of any provision of this Agreement shall not affect the remainder hereof, which shall in such event be construed as if such invalid provision had not been inserted.

D.               This Agreement consists of Parts I and II of the Bimco Standard Ship Management Agreement (“Shipman 98”) Form, these Additional Clauses, and the Exhibits hereto.  All parts of this Agreement shall be read together as a single agreement and in a manner that promotes consistency between all parts of this Agreement.  No single part of this Agreement shall be given greater weight than any other part of this Agreement in determining the intended agreement of the parties hereto.

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E.                 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Original signatures hereto may be delivered by facsimile which shall be deemed originals.

F.                 The failure of either party to enforce any term of this Agreement shall not act as a waiver.  Any waiver must be specifically stated as such in writing.

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EXHIBIT A

LIST OF MANAGED VESSELS

EXHIBIT B

PROTOCOL OF DELIVERY AND
COMMENCEMENT OF SHIP MANAGEMENT SERVICES

OSG America L.P. (“Owners”) and OSG Ship Management, Inc. (“Managers”), each having its business address at Two Harbour Place, 302 Knights Run Avenue, Tampa, FL  33602, each for itself does hereby certify that:

At        :         hours, Eastern                          Time, on                                    , 20       , the Owners accepted delivery of the U.S.-flag tank vessels identified in Exhibit A to the Ship Management Agreement between the Owners and Managers, dated [date] (the “Ship Management Agreement”).

Commencing at the time and date of its acceptance of delivery of said Vessels, as documented herein, the Owners appoint the Managers as the managers of the Vessels pursuant to the terms and provisions of the Ship Management Agreement.

IN WITNESS WHEREOF, the Owners and the Managers have executed this Protocol of Delivery and Commencement of Ship Management Services as of                                       , 2007.

OWNERS:		MANAGERS:

OSG America L.P.		OSG Ship Management, Inc.

By:		By:
	Name:		Name:
	Title:		Title: